Exhibit 4.4

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION'S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. "UNITED STATES" AND "U.S. PERSON" ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATIONS UNDER THE U.S. SECURITIES ACT,

WARRANTS TO PURCHASE

SERIES C PREFERRED SHARES OF TERRASCEND CORP.

Date: __________

Warrant Certificate Number: Number of Warrants:

2020 - W - _____ _____

THIS IS TO CERTIFY THAT for value received ____________, ________________________________ (the "Warrantholder") has the right to purchase in respect of each whole warrant (individually, a "Warrant" and, collectively, the "Warrants") represented by this certificate or by a replacement certificate (in either case, this "Warrant Certificate"), at any time up to 5:00 p.m. (Toronto time), on ________, 2023 (the "Expiry Time"), one fully paid and non-assessable Series C convertible preferred share (individually, a "Preferred Share" and, collectively, the "Preferred Shares" and which terms shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of TerrAscend Corp. (the "Corporation"), a corporation existing under the Business Corporations Act (Ontario}, as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the "Exercise Price") of $3,000 per Preferred Share, subject to adjustment as provided herein.

The Warrants are being issued to the Warrantholder in connection with the issuance and sale by the Corporation of units (each a "Unit") consisting of one Preferred Share in the capital of the Corporation and one Warrant.

The Corporation agrees that the Preferred Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment or cashless exercise made for such Preferred Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Preferred Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

The above provisions are subject to the following:

1.
EXERCISE

(1)
DEFINITIONS: FOR THE PURPOSES OF THIS WARRANT CERTIFICATE, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SPECIFIED BELOW:

"CLOSING PRICE" MEANS, WITH RESPECT TO ANY DATE, THE CLOSING SALE PRICE PER COMMON SHARE (OR IF NO CLOSING SALE PRICE IS REPORTED, THE AVERAGE OF THE BID AND ASK PRICES OR, IF MORE THAN ONE IN EITHER CASE, THE AVERAGE OF THE AVERAGE BID AND THE AVERAGE ASK PRICES) ON THAT DATE AS REPORTED IN COMPOSITE TRANSACTIONS FOR THE CANADIAN NATIONAL STOCK EXCHANGE OR AUTOMATED INTER DEALER QUOTATION SYSTEM UPON WHICH THE COMMON SHARES ARE LISTED OR QUOTED (OR, IF THE COMMON SHARES ARE NOT LISTED AND POSTED FOR TRADING ON A CANADIAN NATIONAL STOCK EXCHANGE OR AUTOMATED INTER-DEALER QUOTATION SYSTEM, SUCH OTHER OVER-THE-COUNTER MARKET ON WHICH THE COMMON SHARES MAY BE LISTED OR QUOTED). IF THE COMMON SHARES ARE NOT SO LISTED OR QUOTED, THE LAST REPORTED SALE PRICE WILL BE THE AVERAGE OF THE MID-POINT OF THE LAST BID AND ASK PRICES FOR THE COMMON SHARES ON THE RELEVANT DATE FROM EACH OF AT LEAST TWO RECOGNIZED INVESTMENT BANKING FIRMS SELECTED BY THE CORPORATION FOR THIS PURPOSE,

"COMMON SHARE" MEANS A COMMON SHARE IN THE CAPITAL OF THE CORPORATION. "CONVERSION MULTIPLE" MEANS, AT ANY TIME, THE NUMBER OF PROPORTIONATE

VOTING SHARES INTO WHICH ONE PREFERRED SHARE IS AT THAT TIME CONVERTIBLE

MULTIPLIED BY THE PVS MULTIPLE AND SHALL INITIALLY BE 1,000.

"CURRENT MARKET PRICE" MEANS, WITH RESPECT TO THE EXERCISE OF ANY WARRANT, THE AVERAGE OF THE CLOSING PRICES (OR IF THE CLOSING PRICE ON ANY TRADING DAY IS QUOTED ONLY IN CANADIAN DOLLARS, THE USD EQUIVALENT AMOUNT THEREOF ON SUCH TRADING DAY) FOR EACH OF THE 10 CONSECUTIVE TRADING DAYS ENDING ON THE DAY IMMEDIATELY PRIOR TO THE DATE OF EXERCISE OF SUCH WARRANT.

"PVS MULTIPLE" MEANS, AT ANY TIME, THE NUMBER OF COMMON SHARES INTO WHICH ONE PROPORTIONATE VOTING SHARE IN THE CAPITAL OF THE COMPANY (EACH A "PROPORTIONATE VOTING SHARE") IS AT THAT TIME CONVERTIBLE.

"USO EQUIVALENT AMOUNT" MEANS ON ANY DATE WITH RESPECT TO THE SPECIFIED AMOUNT OF CANADIAN DOLLARS THE U.S. DOLLAR EQUIVALENT AMOUNT AFTER GIVING EFFECT TO THE CONVERSION OF CANADIAN DOLLARS TO U.S. DOLLARS AT THE BANK OF CANADA DAILY AVERAGE EXCHANGE RATE (AS QUOTED OR PUBLISHED FROM TIME TO TIME BY THE BANK OF CANADA) ON THAT DATE.

(2)
EXERCISE: IF THE WARRANTHOLDER DESIRES TO EXERCISE THE RIGHT TO PURCHASE PREFERRED SHARES CONFERRED HEREBY, THE WARRANTHOLDER SHALL (A) COMPLETE, TO THE EXTENT POSSIBLE IN THE MANNER INDICATED, AND EXECUTE A SUBSCRIPTION FORM IN THE FORM ATTACHED AS SCHEDULE "A" TO THIS WARRANT CERTIFICATE, (B) SURRENDER THIS WARRANT CERTIFICATE TO THE CORPORATION IN ACCORDANCE WITH SECTION 13 OF THIS WARRANT CERTIFICATE, AND (C) UNLESS ELECTING CASHLESS EXERCISE (AS DEFINED BELOW), PAY THE AMOUNT PAYABLE UPON THE EXERCISE OF SUCH WARRANTS IN RESPECT OF THE PREFERRED SHARES SUBSCRIBED FOR BY CERTIFIED CHEQUE, BANK DRAFT OR MONEY ORDER IN LAWFUL MONEY OF THE UNITED STATES PAYABLE TO THE CORPORATION OR BY TRANSMITTING SAME DAY FUNDS IN LAWFUL MONEY OF THE UNITED STATES BY WIRE TO SUCH ACCOUNT AS THE CORPORATION SHALL DIRECT THE WARRANTHOLDER. UPON SUCH SURRENDER AND PAYMENT, THE WARRANTHOLDER SHALL BE DEEMED FOR ALL PURPOSES TO BE THE HOLDER OF RECORD OF THE NUMBER OF PREFERRED SHARES TO BE SO ISSUED AND THE WARRANTHOLDER SHALL BE ENTITLED TO DELIVERY OF A CERTIFICATE OR CERTIFICATES REPRESENTING SUCH PREFERRED SHARES AND, IF REQUESTED BY THE WARRANTHOLDER THE CORPORATION SHALL CAUSE SUCH CERTIFICATE OR CERTIFICATES TO BE DELIVERED TO THE WARRANTHOLDER AT THE ADDRESS SPECIFIED IN THE SUBSCRIPTION FORM WITHIN THREE BUSINESS DAYS AFTER SUCH SURRENDER AND PAYMENT AS AFORESAID.

(3)
CASHLESS EXERCISE: THE WARRANTHOLDER SHALL BE ENTITLED TO ELECT A "CASHLESS EXERCISE" ON THE FORM ATTACHED AS SCHEDULE "A" AND SURRENDER ITS WARRANTS TO THE CORPORATION IN EXCHANGE FOR THE ISSUANCE OF THE NUMBER OF PREFERRED SHARES EQUAL TO THE QUOTIENT (IF GREATER THAN ZERO) OBTAINED BY DIVIDING [(A-B) (X)] BY (A), WHERE: (A) EQUALS THE CONVERSION MULTIPLE MULTIPLIED BY THE CURRENT MARKET PRICE ON THE TRADING DAY IMMEDIATELY PRECEDING THE DATE OF EXERCISE OF SUCH WARRANT; (B) EQUALS THE EXERCISE PRICE PER PREFERRED SHARE OF SUCH WARRANT, AS ADJUSTED; AND (X) EQUALS THE NUMBER OF PREFERRED SHARES THAT WOULD OTHERWISE BE ISSUABLE UPON EXERCISE OF SUCH WARRANT IN ACCORDANCE WITH ITS TERMS OTHER THAN PURSUANT TO A CASHLESS EXERCISE. UPON SUCH SURRENDER, THE WARRANTHOLDER SHALL BE DEEMED FOR ALL PURPOSES TO BE THE HOLDER OF RECORD OF THE NUMBER OF PREFERRED SHARES TO BE SO ISSUED AND THE WARRANTHOLDER SHALL BE ENTITLED TO DELIVERY OF A CERTIFICATE OR CERTIFICATES REPRESENTING SUCH PREFERRED SHARES AND THE CORPORATION, IF REQUESTED BY THE WARRANTHOLDER SHALL CAUSE SUCH CERTIFICATE OR CERTIFICATES TO BE DELIVERED TO THE

WARRANTHOLDER AT THE ADDRESS SPECIFIED IN THE SUBSCRIPTION FORM WITHIN THREE BUSINESS DAYS AFTER SUCH SURRENDER AND PAYMENT AS AFORESAID,

THE ISSUE PRICE FOR EACH PREFERRED SHARE TO BE ISSUED PURSUANT TO THE CASHLESS EXERCISE OF A WARRANT WILL BE EQUAL TO (B), AS DEFINED ABOVE, AND THE TOTAL ISSUE PRICE FOR THE AGGREGATE NUMBER OF PREFERRED SHARES ISSUED PURSUANT TO THE CASHLESS EXERCISE OF A WARRANT WILL BE PAID AND SATISFIED IN FULL BY THE SURRENDER TO THE CORPORATION OF SUCH WARRANT.

(4)
FRACTIONAL SHARES. ANY FRACTIONAL PREFERRED SHARES ISSUABLE UPON ANY EXERCISE OF THE WARRANTS WILL BE ROUNDED DOWN TO THE NEAREST 1/lOOOTH OF A PREFERRED SHARE AND THE WARRANTHOLDER WILL NOT BE ENTITLED TO ANY CASH PAYMENT OR COMPENSATION IN LIEU OF ANY FRACTION OF A PREFERRED SHARE THAT IS ROUNDED DOWN.

2.
U.S. RESTRICTIONS:

(1)
U.S. Registration Restrictions: Neither the Warrants represented by this Warrant Certificate nor the Preferred Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), nor under the securities laws of any state of the United States. The Warrants represented by this Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(a)
(i) is not1 and is not exercising the Warrant for the account or benefit ot a

U.S. Person or a person in the United States;"

(ii)
did not execute or deliver the exercise form on behalf of an entity located in the United States;

(iii)
delivery of the Preferred Shares will not be to an address in the United States; and

(iv)
has in all other respects complied with the terms of Regulation S of the

U.S. Securities Act; or

(b)
is the original subscriber for the Warrants, on its own behalf or on behalf of the original beneficial purchaser (if any}, it and such beneficial purchaser (if any) are "accredited investors" that satisfy one or more of the criteria set forth in Rule 501{a) of Regulation D under the U.S. Securities Act1 it delivered a United States Accredited Investor Certificate to the Corporation in connection with the subscription for the Units pursuant to which the Warrants were acquired, and the representations, warranties and covenants made by the undersigned therein are true and correct on the date of exercise of the Warrants in respect to the exercise of the Warrants and it represents to the Corporation as such; or

(c)
is the original subscriber of the Warrants and is exercising the Warrants solely for its own account or for the account of the original beneficial owner1 if any, and for whose account such original purchaser exercises sole investment discretion; each of it and any beneficial owner was on the date the Warrants were purchased from the Corporation, and Is on the date of exercise of the Warrants, a "qualified institutional buyer" (as defined in Rule 144A under the U.S. Securities Act) that is also an "accredited investor'' that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act, and all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be, during the purchase of the Warrants from the Corporation continue to be true and correct as of the date of exercise; or

(d)
is tendering with the exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that the Preferred Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or are exempt from such registration requirements.

As used herein, the terms "United States" and "U.S. Person" have the meaning assigned to them in Regulation S under the U.S. Securities Act.

(2)
Restrictive Legends: All certificates representing Preferred Shares (and all the certificates representing the underlying securities in the capital of the Corporation issuable upon conversion of the Preferred Shares) issued to persons who exercise the Warrants pursuant to subsections (l)(b) or (l)(d) above on the exercise of the rights represented by this Warrant Certificate will, unless such Preferred Shares (and the underlying securities in the capital of the Corporation issuable upon conversion of the Preferred Shares) are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, bear the following legend:

"THE SECURITIES REPRESENTED HEREBY [for Preferred Shares, add: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR UNDER ANY STATE SECURITIES LAWS,

AND THE SECURITIES REPRESENTED HEREBY [for Preferred Shares, add: AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY

(i) RULE 144 OR (ii) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR

(E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE

CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION'S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA."

provided, that if the Preferred Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Corporation and to the Corporation, in such form as the Corporation may prescribe from time to time and, if requested by the Corporation or the registrar and transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the registrar and transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S;

provided further, that if any of the Preferred Shares (or the underlying securities in the capital of the Corporation issuable upon conversion of the Preferred Shares) are being sold pursuant to Rule 144 under the U.S. Securities Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Corporation's registrar and transfer agent of an opinion satisfactory to the Corporation and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

3.
PARTIAL EXERCISE: THE WARRANTHOLDER MAY FROM TIME TO TIME SUBSCRIBE FOR AND PURCHASE ANY LESSER NUMBER OF PREFERRED SHARES THAN THE NUMBER OF PREFERRED SHARES EXPRESSED IN THIS WARRANT CERTIFICATE. IN THE EVENT THAT THE WARRANTHOLDER SUBSCRIBES FOR AND PURCHASES ANY SUCH LESSER NUMBER OF PREFERRED SHARES PRIOR TO THE EXPIRY TIME, THE WARRANTHOLDER SHALL BE ENTITLED TO

RECEIVE A REPLACEMENT CERTIFICATE REPRESENTING THE UNEXERCISED BALANCE OF THE WARRANTS.

4.
NOT A SHAREHOLDER: THE HOLDING OF THE WARRANTS SHALL NOT CONSTITUTE THE WARRANTHOLDER A SHAREHOLDER OF THE CORPORATION NOR ENTITLE THE WARRANTHOLDER TO ANY RIGHT OR INTEREST IN RESPECT THEREOF EXCEPT AS EXPRESSLY PROVIDED IN THIS WARRANT CERTIFICATE.

5.
COVENANTS, REPRESENTATIONS AND WARRANTIES:

(1)
The Corporation hereby represents and warrants that:

(a)
The Corporation is duly authorized and has the corporate and lawful authority to create and issue the Warrants and the Preferred Shares issuable upon the exercise hereof and perform its obligations hereunder.

(b)
All Preferred Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the Exercise Price at which such Preferred Shares may be purchased pursuant to the provisions of this Warrant Certificate, or upon cashless exercise in accordance with the terms of this Warrant Certificate, shall be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof.

(c)
This Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

(2)
The Corporation hereby covenants and agrees that:

(a)
So long as any Preferred Shares evidenced hereby remain outstanding, the Corporation will cause the Preferred Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate or certificates representing such Preferred Shares to be issued and that, at all times prior to the Expiry Time, it has authorized and will reserve and there wlll remain unlssued a sufficient number of Preferred Shares to satisfy the right of purchase provided for in this Warrant Certificate and sufficient number of Proportionate Voting Shares to satisfy the conversion of the Preferred Shares issuable upon exercise of this Warrant.

(b)
The Corporation shall use commercially reasonable efforts to preserve and maintain Its corporate existence.

(c)
It in the opinion of counsel for the Corporation, any prospectus orother filing is required to be filed with or any permission is required to be obtained from any securities regulatory bodyoranyother step is required under any federal or provincial law before any Preferred Shares which the Warrantholder is entitled to purchase pursuant to the Warrant may properly and legally be issued upon exercise thereat the Corporation covenants that it will use commercially reasonable efforts to take such action.

6.
ANTI-DILUTION PROTECTION:

(1)
Definitions: For the purposes of this section 6 "Adjustment Period" means the period commencing on the date of issue of the Warrants and ending at the Expiry Time.

(2)
Adjustments:

(a)
The Exercise Price and the number of Preferred Shares issuable to the Warrantholder pursuant to this Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows if, at any time during the Adjustment Period, the Corporation shall:

(i)
make a distribution to, the holders of all or substantially all of the outstanding Preferred Shares payable in Preferred Shares;

(Ii) subdivide, re-divide or otherwise change the outstanding Preferred Shares into a greater number of Preferred Shares; or

{iii) reduce, combine or consolidate the outstanding Preferred Shares into a lesser number of Preferred Shares,

(any of such events in subclauses 6{2)(a)(i), 6{2){a)(ii) and 6{2)(a)(iii) above being herein called a "Preferred Share Reorganization"), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Preferred Shares are determined for the purposes of the Preferred Share Reorganization and the effective date of the Preferred Share Reorganization to the amount determined by multiplying the Exercise Price in effect Immediately prior to such record date or effective date, as the case may be, by a fraction:

A.
the numerator of which shall be the number of Preferred Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Preferred Share Reorganization; and

B.
the denominator of which shall be the number of Preferred Shares which will be outstanding immediately after giving effect to such Preferred Share Reorganization,

and the number of Preferred Shares issuable to the Warrantholder pursuant to this Warrant Certificate shall be adjusted in inverse proportion to the Exercise Price.

(b)
It at any time during the Adjustment Period, there shall occur:

(i)
a consolidation, amalgamation, arrangement or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(ii)
the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a "Capital Reorganization"), after the effective date of the Capital Reorganization, the Warrants shall remain outstanding and the Warrantholder shall be entitled to receive, upon exercising any of the Warrants after the effective date of such Capital Reorganization, in lieu of the number of Preferred Shares to which the Warrantholder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholder would theretofore have been entitled to purchase or receive upon conversion of the Preferred Shares deliverable upon the exercise of the Warrants and the conversion of the Preferred Shares into Proportionate Voting Shares followed by the conversion of such Proportionate Voting Shares into Common Shares. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made In the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions of this Section 6 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants and the Corporation or any successor corporation or entity shall be entitled to deliver a replacement certificate representing the rights and interests of the Warrantholder as a result of such Capital Reorganization.

(3)
Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 6(2) of this Warrant Certificate:

(a)
If any event of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the board of directors of the Corporation shall promptly make an appropriate adjustment in the Exercise Price and the number of Preferred Shares issuable upon exercise of this Warrant so as to protect the rights of the Warrantholder in a manner consistent with the provisions of this Section 6.

(b)
Subject to the following clauses of this subsection 6(3}, any adjustment made pursuant to subsection 6(2} hereof shall be made successively whenever an event referred to therein shall occur, and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 6.

(c)
No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of the Warrants shall be made in respect of any event described In section 6 hereof if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the

Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

(d)
No adjustment in the Exercise Price or in the number of Preferred Shares purchasable upon the exercise of the Warrants shall be made pursuant to subsection 6(2} hereof In respect of the issue from time to time of Preferred Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and any such issue, and any grant of options In connection therewith, shall be deemed not to be a Preferred Share Reorganization or any other event described in subsection 6(2} hereof.

(e)
If the Corporation shall set a record date to determine holders of Preferred Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Preferred Shares purchasable upon the exercise of the Warrants shall be required by reason of the setting of such record date.

(f)
If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Preferred Shares purchasable upon the exercise of the Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 6(2} hereof and shall be binding upon the Corporation and the Warrantholder.

(g)
As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 6(2} hereof, including the Exercise Price and the number or class of Preferred Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, In the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non assessable shares all of the Preferred Shares or other securities which the Warrantholder Is entitled to receive in accordance with the provisions of this Warrant Certificate

(h)
As promptly as reasonably practicable following any adjustment of the Exercise Price, the Corporation shall furnish to the Warrantholder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(4)
Notice: At least 21 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant Certificate, including the Exercise Price or the number of Preferred Shares which may be purchased under this Warrant Certificate, the Corporation shall deliver to the Warrantholder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 6(4) hasbeen given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Preferred Shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

7.
CONSOLIDATION AND AMALGAMATION.

(1)
In the case of the Corporation entering into a transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation and/or its securities exchanged for the securities of another corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, the successor corporation shall be bound by all of the provisions hereof including the due and punctual performance of all covenants of the Corporation and forthwith following the occurrence of such event, the successor corporation resulting from such reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise (if not the Corporation or a subsidiary of the Corporation), shall expressly assume, by supplemental certificate satisfactory in form to the Warrantholder, acting reasonably, and executed and delivered to the Warrantholder, the due and punctual performance and observance of this Warrant Certificate to be performed and observed by the Corporation and these securities and the terms set forth in this Warrant certificate will be a valid and binding obligation of the successor corporation entitling the Warrantholder, as against the successor corporation, to all the rights of the Warrantholder under this Warrant Certificate,

(2)
Whenever the conditions of Section 7(1) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

(3)
The Corporation shall provide 21 days' notice to the Warrantholder of any transaction that would result in an assumption of the performance and observance of this Warrant Certificate pursuant to Section 7(1),

8.
NO OBLIGATION TO PURCHASE. NOTHING HEREIN CONTAINED OR DONE PURSUANT HERETO SHALL OBLIGATE THE WARRANTHOLDER TO PURCHASE OR PAY FOR OR THE CORPORATION TO ISSUE ANY PREFERRED SHARES EXCEPT THOSE PREFERRED SHARES IN RESPECT OF WHICH THE WARRANTHOLDER SHALL HAVE EXERCISED ITS RIGHT TO PURCHASE IN THE MANNER PROVIDED HEREUNDER.

9.
CHANGE; WAIVER, SUBJECT TO THE APPROVAL OF THE CANADIAN SECURITIES EXCHANGE (OR SUCH OTHER STOCK EXCHANGE ON WHICH THE COMMON SHARES ARE LISTED OR POSTED FOR TRADING), THE PROVISIONS OF THESE WARRANTS MAY FROM TIME TO TIME BE AMENDED, MODIFIED OR WAIVED, IF SUCH AMENDMENT, MODIFICATION OR WAIVER IS IN WRITING AND CONSENTED TO IN WRITING BY THE CORPORATION AND THE WARRANTHOLDER.

10.
FURTHER ASSURANCES: THE CORPORATION HEREBY COVENANTS AND AGREES THAT IT WILL DO, EXECUTE, ACKNOWLEDGE AND DELIVER, OR CAUSE TO BE DONE, EXECUTED, ACKNOWLEDGED AND DELIVERED, ALL AND EVERY SUCH OTHER ACT, DEED AND ASSURANCE AS THE WARRANTHOLDER SHALL REASONABLY REQUIRE FOR THE BETTER ACCOMPLISHING AND EFFECTUATING OF THE INTENTIONS AND PROVISIONS OF THIS WARRANT CERTIFICATE.

11.
TIME OF ESSENCE: TIME SHALL BE OF THE ESSENCE OF THIS WARRANT CERTIFICATE.

12.
GOVERNING LAWS: THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

13.
NOTICES: ALL NOTICES OR OTHER COMMUNICATIONS TO BE GIVEN UNDER THIS WARRANT CERTIFICATE SHALL BE DELIVERED BY HAND, COURIER, ORDINARY PREPAID MAIL, FACSIMILE OR BY ELECTRONIC TRANSMISSION AND, IF DELIVERED BY HAND, SHALL BE DEEMED TO HAVE BEEN GIVEN ON THE DELIVERY DATE, IF DELIVERED BY ORDINARY PREPAID MAIL SHALL BE DEEMED TO HAVE BEEN GIVEN ON THE FIFTH DAY FOLLOWING THE DELIVERY DATE AND, IF SENT BY FACSIMILE OR ELECTRONIC TRANSMISSION, ON THE DATE OF TRANSMISSION IF SENT BEFORE 5:00 P.M., TORONTO TIME, ON A BUSINESS DAY OR, IF SENT AFTER 5:00 P.M., TORONTO TIME, OR SUCH DAY IS NOT A BUSINESS DAY, ON THE FIRST BUSINESS DAY FOLLOWING THE DATE OF TRANSMISSION.

Notices to the Corporation shall be addressed to: TerrAscend Corp.

3610 Mavis Road Mississauga, Ontario, Canada LSC 1W2

Attention: Email:

Brian Feldman, General Counsel legal@terrascend.com

with a copy (which shall not constitute notice) to:

Bennett Jones LLP

3400 One First Canadian Place

P.O. Box 130

Toronto, Ontario, MSX 1A4

Attention: Facsimile: Email:

Aaron Sonshine, Partner 416-863-1716

sonshinea@bennettjones.com

Notices to the Warrantholder shall be addressed to the address of the Warrantholder set out on the face page of this Warrant Certificate.

The Corporation and the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

14.
LOST CERTIFICATE: IF THIS WARRANT CERTIFICATE OR ANY REPLACEMENT HEREOF BECOMES STOLEN, LOST, MUTILATED OR DESTROYED, THE CORPORATION SHALL, ON SUCH TERMS AS IT MAY IN ITS DISCRETION IMPOSE, ACTING REASONABLY, ISSUE AND DELIVER A NEW CERTIFICATE, IN FORM IDENTICAL HERETO BUT WITH APPROPRIATE CHANGES, REPRESENTING

ANY UNEXERCISED PORTION OF THE SUBSCRIPTION RIGHTS REPRESENTED HEREBY TO REPLACE THE CERTIFICATE SO STOLEN, LOST, MUTILATED OR DESTROYED.

15.
LANGUAGE: THE PARTIES HERETO ACKNOWLEDGE AND CONFIRM THAT THEY HAVE REQUESTED THAT THIS WARRANT CERTIFICATE AS WELL AS ALL NOTICES AND OTHER DOCUMENTS CONTEMPLATED HEREBY BE DRAWN UP IN THE ENGLISH LANGUAGE. LES PARTIES AUX PRESENTES RECONNAISSENT ET CONF/RMENT QU'ELLES ONT EX/GE QUE LA PRESENTE CONVENTION A/NS/ QUE TOUSLES AVIS ET DOCUMENTS QUI S'Y RATTACHENT SO/ENT REDIGES EN LANGUE ANGLA/SE.

16.
TRANSFER: THE WARRANTS ARE TRANSFERABLE AND THE TERM "WARRANTHOLDER" SHALL MEAN AND INCLUDE ANY SUCCESSOR, TRANSFEREE OR ASSIGNEE OF THE CURRENT OR ANY FUTURE WARRANTHOLDER. THE WARRANTS MAY BE TRANSFERRED BY THE WARRANTHOLDER COMPLETING AND DELIVERING TO THE CORPORATION THE TRANSFER FORM ATTACHED HERETO AS SCHEDULE "B" AND SUBJECT TO COMPLIANCE WITH ALL APPLICABLE LAWS INCLUDING THE APPLICABLE SECURITIES LEGISLATION.

17.
SUCCESSORS AND ASSIGNS: THIS WARRANT CERTIFICATE SHALL ENURE TO THE BENEFIT OF THE WARRANTHOLDER AND THE SUCCESSORS AND ASSIGNEES THEREOF AND SHALL BE BINDING UPON THE CORPORATION AND THE SUCCESSORS THEREOF.

18.
UNITED STATES DOLLARS. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES HEREIN TO MONETARY AMOUNTS ARE REFERENCES TO LAWFUL MONEY OF THE UNITED STATES.

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of the _____________________1 2020.

TERRASCEND CORP.

By: ______________________

Authorized Officer

SCHEDULE "A"

TO: TERRASCEND CORP.

SUBSCRIPTION FORM

The undersigned hereby subscribes for convertible preferred shares ("Preferred Shares") of TerrAscend Corp. (the "Corporation") (or such other number of Preferred Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate (the "Warrant Certificate") dated May 22, 2020 issued by the Corporation) at the purchase price of $3,000 per Preferred Share (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and hereunder.

The undersigned (check one):

D encloses herewith a certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or has transmitted same day funds by wire to such account as the Corporation directed the undersigned in payment of the subscription price; OR

D elects cashless exercise.

The undersigned hereby represents and warrants to the Corporation that the undersigned (check one):

D 1. at the time of exercise of these warrants (i) is not in the United States; (ii) is not a U.S. Person as defined in Regulation Sunder the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"); (iii) is not exercising these warrants on behalf of, or for the account of, a U.S. Person or a person in the United States; (iv) did not acquire these warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (v) did not execute or deliver this exercise form in the United States; (vi) is not requesting delivery in the United States of the Preferred Shares issuable upon such exercise; and (vii) represents and warrants that the exercise of these warrants and acquisition of the Preferred Shares occurred in an "offshore transaction" (as defined in Regulation S under the U.S. Securities Act); OR

D 2. is

(A)
(i) present in the United States, (ii) a U.S. Person, (iii) a person exercising these warrants for the account or benefit of a U.S. Person or a person in the United States, or

(iv) requesting delivery in the United States of the Preferred Shares issuable upon such exercise; and

(B)
the undersigned has an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws available for the exercise of these warrants, and has delivered to the Corporation a written opinion of U.S. counsel, in form and substance reasonably satisfactory to the Corporation, or such other evidence reasonably satisfactory to the Corporation to that effect; OR

D 3. is the original purchaser of these warrants and (a) purchased these warrants directly from the Corporation pursuant to the terms and conditions of a subscription agreement for the purchase of units from the Corporation; (b) is exercising these warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of it and any beneficial owner was on the date these warrants were purchased from the Corporation, and is on the date of exercise of these warrants, an "accredited Investor" within the meaning of Rule 501{a) under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the undersigned during the purchase of these warrants from the Corporation continue to be true and correct as if duly executed as of the date thereof; OR

D 4. is the original purchaser of these warrants and (a) purchased these warrants directly from the Corporation pursuant to the terms and conditions of a subscription agreement for the purchase of units from the Corporation; (b) is exercising these warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment direction; (c) each of it and any beneficial owner was on the date these warrants were purchased from the Corporation, and is on the date of exercise of these warrants, a "qualified institutional buyer" (as that term is used in Rule 144A of the U.S. Securities Act) and is also an "accredited investor" that satisfies one or more of the criteria set forth in Rule 501{a) of Regulation D under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the undersigned, or any beneficial purchaser, as the case may be during the purchase of these warrants from the Corporation continue to be true and correct as if duly executed as of the date thereof.

"United States" and "U.S. Person" are as defined in Regulation Sunder the U.S. Securities Act.

The undersigned holder understands that unless Box 1 or 4 above is checked, the certificate representing the Preferred Shares issued upon exercise of the warrants represented by this Warrant Certificate will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (as described in the Warrant Certificate and the subscription documents). If Box 2 above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation.

If Box 2 or Box 3 is checked, any certificate representing the Preferred Shares issuable upon exercise of these warrants will bear an applicable United States restrictive legend

The undersigned hereby directs that the Preferred Shares subscribed for be registered and delivered as follows:

Name in Full Address Number of Preferred Shares

DATEDthis

dayof 20 .

By:

SCHEDULE 11B11

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(include name and address of the transferee) Warrants exercisable for convertible preferred shares of TerrAscend Corp. (the "Corporation") registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints thaettorney of the undersigned to transfer the said

securities on the books maintained by the Corporation with full power of substitution.

In the case of a Warrant Certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

□
(A) the transfer is being made to the Corporation; OR
□
(B) the transfer is being made outside the United States in accordance with Regulation S under the

United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and in compliance with any applicable local securities laws and regulations and the Warrantholder has provided herewith a declaration for removal of U.S. Legend in such form as the Corporation or its transfer agent may prescribe from time to time; OR

□
(C) the transfer is being made pursuant to the exemption from the registration requirements of the

U.S. Securities Act provided by (i) Rule 144 or (ii) Rule 144A thereunder, and in either case in accordance with applicable state securities laws; OR

□
(D) the transfer is being made within the United States or to, or for the account or benefit of, U.S.

Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities law.

In the case of a transfer in accordance with (C)(i) or (D) above, the Corporation and its transfer agent shall first have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, to such effect. "United States" and "U.S. Person" are used herein as such terms are defined by Regulation Sunder the U.S. Securities Act.

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DATED this day of _,20 .

Signature of Transferor guaranteed by:

Name of Bank or Trust Company: Signature of Transferor

Address of Transferor

Instructions:

19.
THE NAME OF THE TRANSFEROR MUST CORRESPOND WITH THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR WITHOUT ANY CHANGES WHATSOEVER.

20.
THE SIGNATURE OF THE TRANSFEROR ON THE TRANSFER FORM MUST BE GUARANTEED BY AN AUTHORIZED OFFICER OF A CHARTERED BANK, TRUST COMPANY OR AN INVESTMENT DEALER WHO IS A MEMBER OF A RECOGNIZED STOCK EXCHANGE, AND THE WARRANTHOLDER MUST PAY ANY APPLICABLE TRANSFER TAXES OR FEES.

21.
IF THE TRANSFER FORM IS SIGNED BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, CURATOR, GUARDIAN, ATTORNEY, OFFICER OF A CORPORATION OR ANY PERSON ACTING IN A JUDICIARY OR REPRESENTATIVE CAPACITY, THE WARRANT CERTIFICATE MUST BE ACCOMPANIED BY EVIDENCE OF AUTHORITY TO SIGN SATISFACTORY TO THE CORPORATION.